For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753
For Immediate Release
Friday, July 25, 2025

Tompkins Financial Corporation Announces Stock Repurchase Program
ITHACA, NY - Tompkins Financial Corporation (NYSE American:TMP)

Tompkins Financial Corporation announced today that its Board of Directors has authorized a new stock repurchase program of up to 400,000 shares of the Company's outstanding common stock, par value $0.10 per share. This program replaces the Company's existing 400,000 share repurchase program announced on July 21, 2023.

The new stock repurchase program is expected to conclude over the next 24 months. The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion in connection with its overall capital management strategies and will depend on a number of factors, including the market price of the Company's stock, general market and economic conditions, interest rates, financial forecasts, other strategic uses of capital, and applicable legal requirements. The Company has no obligation to repurchase any shares and may discontinue repurchases at any time.

About Tompkins Financial Corporation

Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by use of such words as “may”, “will”, “estimate”, “intend”, “continue”, “believe”, “expect”, “plan”, or “anticipate”, the negative and other variations of these terms and other similar words. This press release includes forward‑looking statements with respect to corporate plans and objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward‑looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward‑looking statements.